UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2023 (May 22, 2023)

THE PROGRESSIVE CORPORATION

(Exact name of Registrant as specified in its charter)

Ohio	1-9518	34-0963169
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6300 Wilson Mills Road, Mayfield Village, Ohio	44143
(Address of principal executive offices)	(Zip Code)

440-461-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 Par Value	PGR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On May 22, 2023, The Progressive Corporation (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein (the “Underwriters”), in connection with the offer and sale of $500 million aggregate principal amount of the Company’s 4.95% Senior Notes due 2033 (the “Notes”). The Underwriting Agreement includes customary representations, warranties and covenants by the Company. It also provides for customary indemnification by the Company and each of the Underwriters against certain liabilities arising out of or in connection with the sale of the Notes. The offering is expected to close on May 25, 2023, subject to customary closing conditions. The Underwriting Agreement is being filed as Exhibit 1.1 to this Current Report on Form 8-K.

The Notes will be issued pursuant to an Indenture, dated as of September 12, 2018, between the Company and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, as trustee, as supplemented by a Fourth Supplemental Indenture to be entered into and dated as of May 25, 2023 (the “Fourth Supplemental Indenture”). The Fourth Supplemental Indenture and the form of the Notes are being filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K.

The net proceeds of the offering are estimated to be $496.3 million, after giving effect to underwriting discounts and commissions and estimated expenses of the offering. The offering of the Notes is registered pursuant to an automatic shelf registration statement on Form S-3 (SEC File No. 333-259667) filed with the U.S. Securities and Exchange Commission (the “SEC”) on September 20, 2021 (the “Registration Statement”), which became immediately effective upon filing, and a related Prospectus Supplement dated May 22, 2023 (the “Prospectus Supplement”).

The Notes will bear interest at the rate of 4.95% per annum. Interest on the Notes will be payable semi-annually in arrears on June 15 and December 15 of each year, beginning on December 15, 2023. The Notes will mature on June 15, 2033. Further information concerning the Notes and related matters is set forth in the Prospectus Supplement and the related Prospectus filed as part of the Registration Statement, in the Fourth Supplemental Indenture and the form of the Notes.

Baker & Hostetler LLP, counsel to the Company, has issued an opinion to the Company, dated May 25, 2023, regarding the Notes. A copy of the opinion is being filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

The documents filed herewith are incorporated by reference into the Company’s Registration Statement on Form S-3, File Number 333-259667.

(d) Exhibits

Exhibit	Description

1.1	Underwriting Agreement, dated as of May 22, 2023, between The Progressive Corporation, on the one hand, and Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC, as Representatives of the several Underwriters, on the other hand

4.1	Fourth Supplemental Indenture between The Progressive Corporation and U.S. Bank Trust Company, National Association, as trustee

4.2	Form of 4.95% Senior Note due 2033

5.1	Legal Opinion of Baker & Hostetler LLP

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 25, 2023

THE PROGRESSIVE CORPORATION

By:	/s/ Mariann Wojtkun Marshall
Name:	Mariann Wojtkun Marshall
Title:	Vice President